Exhibit 2.2

                              AMENDMENT NO. 1

                        TO ASSET PURCHASE AGREEMENT

               THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated as of November 26, 1996, amends that certain Asset Purchase Agreement, dated as of November 5, 1996 (the "Agreement"), by and among HMX/PBP Company ("Buyer"), Hartmarx Corporation and Plaid Clothing Group Inc., Plaid International Inc., Plaid Retail Group Inc., Plaid Investment Co., Inc., Plaid Finance Corp., Palm Beach Company, Inc., J. Schoeneman, Inc., Schoeneman Enterprises Holding, Inc., Schoeneman Enterprises, Inc., and Ambrook Manufacturing, Inc., (collectively the "Sellers"). Capitalized terms not otherwise defined herein have the meanings given such terms in the Agreement.

               WHEREAS, the parties to the Agreement wish to amend the Agreement in the manner set forth below.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

               1. Closing. The Closing shall take place on November 26, 1996, or at such other time as the parties shall agree.

               2. Section 1.6.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

                    "Section 1.6.2  Royalties.  Buyer shall pay to
               Sellers, on or before the 45th day following the first anniversary of the Closing Date, cash in an amount determined by subtracting (i) $500,000 from (ii) 2% of Buyer's Net Sales Revenues during the first year following the Closing in respect of those product categories acquired by Buyer from Sellers, as set forth on Schedule 1-G (the "Product Categories"). In the event that Buyer sells or discontinues, prior to the first anniversary of the Closing Date, any of the businesses relating to the Product Categories, the sales of which are included in Sellers' September 1996 sales forecast for 1997, which projections appear opposite each Product Category on Schedule 1-G (the "Projections"), then, for purposes of calculating Buyer's Net Sales Revenues for the first year following the Closing only and not for any other period, revenues generated from sales for any such sold Product Categories shall be deemed equal to the projected annual sales for such Product Categories as reflected in the Projections. On or before the 45th day following each of the second, third and fourth anniversary of the Closing Date, Buyer shall pay to Sellers an amount equal to 1% of Buyer's Net Sales Revenue in excess of $107.5 million in respect of the Product Categories for the preceding year. "Net Sales Revenue" shall mean revenues generated from sales, net of returns, discounts and allowances, each as determined in accordance with GAAP."

               3. Section 3.1.16 of the Agreement is hereby amended and restated to read in its entirety as follows:

                    "Section 3.1.16  Financial Statements.  Buyer
               shall have received from Sellers (i) financial information sufficient to permit Buyer and Hartmarx, in their sole and absolute discretion, and without additional cost to Sellers, to satisfy the obligations of Buyer (or Hartmarx) with respect to applicable law, including, without limitation, all securities laws, rules and regulations with respect to the transactions (which may require Sellers to assist Buyer and/or Hartmarx in obtaining, at Buyer's sole expense, certified financial statements for periods preceding the Closing) and (ii) such unaudited financial statements of Sellers for the current year through the most recent period for which such financial statements are available, prepared in accordance with GAAP."

     From and after the Closing, at Buyer's sole expense, Sellers shall provide Buyer and/or Hartmarx with such assistance as Buyer shall reasonably request in providing the financial information referred to above.

               4. Sellers' Names. The final sentence of Section 8.7 of the Agreement is hereby amended to add the clause "To the greatest extent reasonably practicable" to the beginning of such sentence.

               5. Effective as of the Closing, ownership and control of all bank accounts of Sellers having non-negative balances shall be transferred to buyer and Sellers shall cooperate with Buyer and take such further actions as may be necessary to effect such transfers.

               6. Section 1.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

                    "Section 1.4 Assumed Liabilities.  On and subject
               to the terms and conditions of this Agreement, and subject to the satisfaction of the conditions precedent set forth herein, Buyer shall assume only the following obligations and liabilities (collectively, the "Assumed Liabilities") of any of Sellers (and the omission of any obligation or liability from this section shall be deemed an affirmative agreement by the Parties that such obligation or liability shall not be assumed by Buyer):

                         (a)  any trade (including payables for piece
               goods and trim) and other accounts payable (including for utilities and supplies) of Sellers as identified on
               Schedule 1-D, to the extent set forth on the Closing Balance Sheet (other than the footnotes thereto, if any), but only to the extent such liabilities: (i) are properly recorded thereon, (ii) have been incurred in the ordinary course of business consistent with past custom and practice, and (iii) are of the same type and nature as those liabilities of Sellers, with respect to Acquired Assets and Assumed Liabilities, set forth on the face of the Prior Balance Sheets, none of which relates to any (A) Taxes (to the extent not expressly agreed to be paid by Buyer pursuant hereto), (B) any intercompany note payables or any intercompany indebtedness for borrowed money, (C) breach of contract, (D) breach of warranty, (E) tort, (F) infringement, (G) workers' compensation claims or liabilities, obligations or reserves relating to any workers' compensation insurance program or arrangement,
               (H) violation of law, (I) any action, suit or proceeding (including, without limitation, any obligation or liability arising under any Environmental, Health and Safety Laws or product liability laws), or (J) subject to the penultimate sentence of Section 1.6, health insurance or other medical benefits;

                         (b)  any accrued employee payroll, vacation
               and holiday pay, and the payment obligations set forth in the penultimate sentence of Section 1.6, and certain other accrued union and non-union employee benefit obligations as identified on Schedule 1-E, to the extent set forth on the Closing Balance Sheet, but excluding any and all severance obligations;

                         (c)  solely to the extent that the aggregate
               of the Assumed Liabilities specified in subsection (a) and subsection (b) of this Section 1.4 are less than the Maximum Assumed Payables, other current liabilities of Sellers identified on Schedule 1-F (which schedule shall be prepared by Sellers, but subject to Buyer's approval), but only to the extent such liabilities are set forth on the Closing Balance Sheet, it being understood that, notwithstanding the foregoing limitations, in no event shall the Assumed Liabilities specified in subsections (a), (b) and (c) of this
               Section 1.4 be less than or greater than the Maximum Assumed Payables;

                         (d)  any liabilities and obligations to the
               extent arising solely, and attributable to actions, conditions or events occurring solely, after the Closing Date and relating exclusively to (i) the Assigned Contracts, (ii) the assumed Intellectual Property Licenses (including the Designated Licenses),
               (iii) that certain headquarters lease of Sellers in New York, New York (the "HQ Lease"), and (iv) outstanding purchase orders of inventory (other than purchase orders under which any Seller or the third-party supplier is in default) made by Sellers to suppliers (but only to the extent, in the sole and reasonable discretion of Buyer, that such orders were made on price and quantity terms, and otherwise consistent with, Sellers' normal course of business and past custom and practice); and in each case, only to the extent such contracts, licenses, leases and purchase orders are identified and expressly designated on the Assigned Contracts List and are actually assigned to Buyer; and

                         (e)  any other specific liabilities and
               obligations, if any, expressly assumed by Buyer under this Agreement and the Approval Order."

               7. Waiver of Sale Order Condition. The conditions set forth in Sections 3.1.13 and 3.3.4 of the Agreement that the Sale Order be entered on or before November 15, 1996 are hereby waived by each of the parties hereto.

               8. Miscellaneous. The provisions of Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.8, 10.10 and 10.14 of the
     Agreement shall also govern this Amendment.

               9. Effect of this Amendment. The Agreement, as amended pursuant to the terms of this Amendment, shall be and continue in full force and effect after the time of this Amendment with respect to each of the parties hereto.

               In Witness Whereof, each of the parties hereto has caused this Amendment to be duly executed on the day and year first above stated.

                                   HMX/PBP Company

                                   By:  Mary D. Allen
                                   Its: Executive Vice President
                                   Printed Name:  Mary D. Allen

                                   Hartmarx Corporation, solely for
                                   purposes of Sections 4.2.2-4.2.4,
                                   10.8 and 10.15 hereof

                                   By:  Mary D. Allen
                                   Its: Executive Vice President/General
                                        Counsel
                                   Printed Name:  Mary D. Allen

                                   Ambrook Manufacturing, Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Palm Beach Company, Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Plaid Clothing Group Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Plaid International Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Plaid Investment Co., Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   J. Schoeneman, Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara


                                   Schoeneman Enterprises, Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Schoeneman Enterprises Holding, Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Plaid Retail Group Inc.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara

                                   Plaid Finance Corp.,
                                   Debtor-In-Possession

                                   By:  Dennis P. McNamara
                                   Its: Senior Vice President/General
                                        Counsel
                                   Printed Name:  Dennis P. McNamara